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                                                                    Exhibit 99.1


For Release:  Immediately

Contact:      John D. Swift, Chief Financial Officer


        MOHAWK INDUSTRIES, INC. ANNOUNCES APPOINTMENT OF MONTE THORNTON
                       AND RETIREMENT OF FRANK PROCOPIO


Calhoun, Georgia, April 27, 2000 - Mohawk Industries, Inc. (NYSE: MHK) today announced the appointment of Monte Thornton to the position of President-Commercial Business effective May 1, 2000. Prior to his appointment, Mr. Thornton was President-Karastan Business. He will also continue in this capacity.

Monte joined Karastan in 1990 and became part of Mohawk Industries, Inc. in 1993 as part of the acquisition of Karastan from Fieldcrest. He has extensive experience in the carpet industry, which will provide a smooth transition in leadership.

Frank Procopio, President-Commercial Business announced his retirement effective May 31, 2000 after 19 years of service to the company. Mr. Procopio was a member of the management team that lead the leveraged buyout of Mohawk Carpet from Mohasco Corporation in 1988 and the subsequent Initial Public Offering of Mohawk Industries, Inc. in 1992. During his successful work with the company as President-Commercial Business, Frank directed the integration of the Harbinger, Karastan, Bigelow, World and Durkan product lines into the Mohawk Commercial Business.

Commenting on these changes, Jeffrey Lorberbaum, President and Chief Operating Officer of Mohawk, stated "I am personally pleased that Monte has accepted these expanded responsibilities with the Company. He has contributed significantly to the Company with the success of Karastan. I am confident Monte will add value to the Commercial Business. Frank will be involved during May to assist Monte in an orderly transition. With Frank's high energy level, we know he will be very active in pursuing other interests. We will miss Frank and wish him well in retirement."

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, new products and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those statements are based on assumptions regarding the Company's ability to maintain its manufacturing capabilities, marketing strategies, distribution network and its Mohawk brand awareness. These or other assumptions could prove inaccurate and therefore,
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there can be no assurance that the "forward-looking statements" will prove to be accurate. Forward-looking statements involve a number of risks and uncertainties. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers; oil price increases; raw material prices; timing and level of capital expenditures; the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time; the successful introduction of new products; the successful rationalization of existing operations; and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," "Image," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve." Mohawk offers a broad line of area and washable rugs branded by Karastan, Aladdin, Newmark & James and American Rug Craftsmen and decorative throw blankets, placemats, pillows and chairpads branded by American Weavers. Mohawk also offers a complete laminate product line and distributes carpet padding and ceramic tile. The Company markets its products primarily through retailers and dealers.

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